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EXHIBIT 1.1

5,700,000 Shares

Cinergy Corp.

Common Stock

($0.01 Par Value)

UNDERWRITING AGREEMENT

January 31, 2003

January 31, 2003

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated
4 World Financial Center
North Tower
New York, New York 10080

Dear Sirs:

        Cinergy Corp., a Delaware corporation (hereinafter called the "Company"), proposes to issue and sell to you, as Underwriter (hereinafter called the "Underwriter") an aggregate of 5,700,000 shares of its Common Stock ($0.01 par value) (hereinafter called the "Shares".)

        The Company has filed with the Securities and Exchange Commission (hereinafter called the "Commission") a registration statement (file No. 333-102515) relating to the Shares, which has become effective under the Securities Act of 1933, as amended (the "Securities Act"). The registration statement, as amended at the time it became effective, is hereinafter referred to as the Registration Statement; the prospectus in the form first used to confirm sales of Shares (as filed with the Commission pursuant to Rule 424(b) under the Securities Act) is hereinafter referred to as the Prospectus. If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act, filed pursuant to Rule 462(b) under the Securities Act, (a Rule "462(b) Registration Statement") and the rules and regulations of the Commission thereunder, then any reference herein to the term Registration Statement shall be deemed to include such Rule 462(b) Registration Statement.

I.

        The Company hereby agrees to sell to the Underwriter, and the Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Company, the Shares at a price of $30.85 a share—the purchase price.

II.

        The Company is advised by you that the Underwriter proposes to make a public offering of the Shares as soon after this Agreement is executed as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public at $31.10 a share—the public offering price.

III.

        Payment for the Shares shall be made through the facilities of The Depository Trust Company at 10:00 A.M., New York Time, on February 5, 2003, or at such other time or such other date, not later than February 12, 2003, as shall be agreed upon in writing by the Underwriter and the Company. The time and date of such payment and delivery are herein referred to as the Closing Date.

        Certificates for the Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than two full business days prior to the Closing Date. The certificates evidencing the Shares shall be delivered to you on the Closing Date against payment of the purchase price therefor.

IV.

        The obligations of the Company and the obligations of the Underwriter hereunder are subject to the conditions that:

          (a)  No stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before, or threatened by, the Commission.

          (b)  An appropriate order or orders (the "Order") of the Commission under the Public Utility Holding Company Act ("PUHCA") necessary to permit the issue and sale of the Shares as contemplated hereby and containing no material provision or condition which is unacceptable to the Company or the Underwriter shall be in effect and no proceedings to suspend the effectiveness of such order or orders shall be pending or threatened.

        The obligations of the Underwriter hereunder are subject to the following further conditions:

          (c)  There shall have been no Material Adverse Change (as defined below); and you shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the foregoing effect, to the effect that the representations and warranties of the Company in Section VI are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and to the effect that the Company has complied with all agreements and satisfied all conditions on its part to be satisfied at or prior to the Closing Date.

          (d)  You shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in (a) and (b) of the first paragraph of this Article IV (provided that such certificate may omit any reference as to the extent to which provisions or conditions in the orders referred to in (b) above are acceptable to the Underwriter). The officer making such certificate may rely upon the best of his knowledge as to proceedings pending or threatened.

          (e)  You shall have received on the Closing Date the opinion of Taft, Stettinius & Hollister LLP, counsel for the Company, dated the Closing Date, to the effect that:

              (i)  the Shares have been duly authorized and issued and are fully paid and non-assessable and have the rights set forth in the Company's Certificate of Incorporation;

            (ii)  all legally required corporate proceedings in connection with the authorization, issuance and validity of the Shares and the sale of the Shares by the Company in accordance with this Agreement have been taken;

            (iii)  the statements made in the Registration Statement and the Prospectus under the caption "Description of Capital Stock" accurately summarize the provisions of the Company's Certificate of Incorporation and the laws of the State of Delaware applicable to the Shares, and the Shares conform as to legal matters to the description thereof and to the statements in regard thereto contained in the Registration Statement and the Prospectus;

            (iv)  this Agreement has been duly authorized, executed and delivered by the Company; and

            (v)  such counsel (A) is of the opinion that the Registration Statement and the Prospectus and any supplements or amendments thereto (except for operating statistics, financial statements and other financial data therein as to which such counsel need not express an opinion) comply as to form in all material respects with the requirements of the Securities Act, as amended, and the rules and regulations of the Commission thereunder and (B) believes that (except for operating statistics, financial statements and other financial data therein as to which such counsel need not express an opinion) the Registration Statement and the Prospectus at the time the Registration Statement became effective did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus (as amended or supplemented if applicable) does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          In regard to (v) above, such counsel may state that their opinion and belief is based upon their participation in the preparation of the Registration Statement and the Prospectus and any supplements and amendments thereto and upon their review and discussion of the contents thereof, but is without independent check or verification except as specified.

          (f)    You shall have received on the Closing Date the opinion of Bradley C. Arnett, Esq., Senior Counsel of the Company, dated the Closing Date, to the effect that:

              (i)  the Company is a corporation duly incorporated and existing in good standing under the laws of the State of Delaware and the Company has due corporate and governmental authority to carry on the businesses in which it is engaged and to own and operate the properties in use in such businesses;

            (ii)  the Company's principal subsidiaries, The Cincinnati Gas & Electric Company and PSI Energy, Inc., are corporations duly organized and existing in good standing under the laws of their respective states of incorporation and, except as may be limited by state and federal environmental laws and regulations, have due corporate and governmental authority to carry on the public utility businesses in which they are engaged and to own and operate the properties in use in such businesses;

            (iii)  the Company and its subsidiaries listed in (ii) above are each duly qualified to transact business and are in good standing in the jurisdictions in which the conduct of their respective businesses or the ownership or leasing of their respective properties requires such qualification;

            (iv)  the order of the Commission under the PUHCA authorizing the issuance and sale of the Shares is in effect on the Closing Date and no further approval, authorization, consent or order of any other commission or other governmental authority (other than under state securities or Blue Sky laws as to which such counsel are not called upon to express an opinion) is required for the issuance and sale of the Shares;

            (v)  such counsel does not know of any contract required to be filed as an exhibit to the Registration Statement, or incorporated therein by reference, which has not been so filed or incorporated by reference;

            (vi)  to the knowledge of such counsel, no shareholder of the Company has preemptive rights with respect to any of the Shares, and no holders of securities of the Company have rights to require the registration of such securities under the Registration Statement that have not been waived with respect to the offering of the Shares; and

          (vii)  such counsel is of the opinion that each document incorporated by reference in the Prospectus (except for operating statistics, financial statements and other financial data therein, as to which such counsel need not express an opinion) complied when filed with the Commission in all material respects with the requirements of the Securities Exchange Act of 1934, together with the applicable rules and regulations of the Commission thereunder.

          (g)  You shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriter, dated the Closing Date, containing such opinion or opinions with respect to the issuance of the Shares, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (h)  You shall have received on the Closing Date a letter from Deloitte & Touche LLP, dated the Closing Date, containing information of the type ordinarily included in accountant=s "comfort letters" to underwriters with respect to the financial statements and certain other financial information in the Registration Statement and the Prospectus.

V.

        In further consideration of the agreements of the Underwriter herein contained the Company covenants as follows:

          (a)  To furnish without charge to you two signed copies of the Registration Statement (including exhibits and documents incorporated by reference), and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus and any amendments and supplements thereto as you may reasonably request. The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include or refer to all documents subsequently filed by the Company pursuant to the Securities Exchange Act of 1934 which are deemed to be incorporated by reference in the Prospectus from the date of filing such documents in accordance with Form S-3.

          (b)  Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement.

          (c)  If, during such period after the first date of the public offering of the Shares as in the opinion of your counsel a prospectus covering the Shares is required by law to be delivered in connection with sales by the Underwriter or any dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at its own expense, to the Underwriter and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriter and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

          (d)  To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection therewith as well as all fees payable in connection with its review of the offering of the Shares by the National Association of Securities Dealers, Inc.

          (e)  During the period of ninety (90) days from the date of this Agreement, the Company will not, without the prior written consent of the Underwriter, (A) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Common Stock or any similar securities or any security convertible into or exercisable or exchangeable for or repayable with Common Stock or similar securities; or (B) directly or indirectly, enter into any swap or any other agreement or any transaction that transfers, in whole or in part, the economic equivalent or ownership of Common Stock or similar securities or any security convertible into or exercisable or exchangeable for or repayable with Common Stock or similar securities, whether any such swap or transaction is to be settled by delivery of Common

  Stock or similar securities or other securities. The foregoing sentence shall not apply (i) in connection with the offering and sale of any Shares to the Underwriter pursuant to this Agreement; (ii) to any purchases, issuances or grants of options, rights or warrants under the Company's employee or director compensation and benefits plans, or used for similar employee compensation or benefit purposes; or (iii) to any purchases and issuances under the Company's direct stock purchase and dividend reinvestment plan.

          (f)    The Company will notify the Underwriter immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the initiation or threatening of any proceedings known by the Company for any of such purposes. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (g)  To make generally available to the Company's security holders as soon as practicable an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act of 1933 and Rule 158 thereunder.

IV.

        The Company represents and warrants to the Underwriter that (i) each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the requirements of the Securities Act and the applicable rules and regulations thereunder, (ii) each document incorporated by reference in the Prospectus complied when filed (and each document subsequently filed by the Company pursuant to the Securities Exchange Act of 1934 and deemed incorporated by reference in the Prospectus will, at the time of filing, comply) in all material respects with the provisions of the Securities Exchange Act of 1934, together with the applicable rules and regulations of the Commission thereunder, and (iii) the Registration Statement and the Prospectus, as amended or supplemented, will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; except that these representations and warranties do not apply to statements or omissions in the Registration Statement or the Prospectus, or any preliminary prospectus based upon information furnished to the Company in writing by the Underwriter expressly for use therein.

        The Company also represents and warrants to the Underwriter as follows:

          (a)  the Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

          (b)  the Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company, including the Shares when issued and delivered in accordance with this Agreement, have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus. None of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or similar rights of any securityholder of the Company;

          (c)  since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has been no material adverse change in the financial condition, earnings or business affairs of the Company and its subsidiaries considered as one enterprise (a "Material Adverse Change"); and since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material change in the capital stock (other than upon exercise of outstanding stock options or upon conversion of convertible securities outstanding on the date of the most recent balance sheet included in the Prospectus or pursuant to the Company's employee or director compensation and benefit plans or the Company's direct stock purchase and dividend reinvestment plan) or long-term debt of the Company and its subsidiaries;

          (d)  except as set forth in the Prospectus, there is no legal or governmental proceeding pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect") or challenge the validity of this Agreement, the Shares or the Order or which would prevent or adversely affect the ability of the Company to perform its obligations under this Agreement; and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others. The aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

        The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, from and against any and all losses, claims, damages and liabilities (including the fees and expenses of counsel in connection with any governmental or regulatory investigation or proceeding) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus (if used within the period set forth in paragraph (c) of Article V hereof and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by the Underwriter expressly for use therein.

        In case any action shall be brought against the Underwriter or any person controlling the Underwriter, based upon the Registration Statement or Prospectus or any amendment or supplement thereto or any preliminary prospectus and in respect of which indemnity may be sought against the Company, the Underwriter shall promptly notify the Company in writing, and the Company, upon the request of the Underwriter, shall assume the defense thereof on behalf of the Underwriter or controlling person, including the employment of counsel and the payment of all expenses. In any such action, the Underwriter or any such controlling person shall have the right to employ its own counsel, but the fees and expenses of such counsel shall be at the expense of the Underwriter or such controlling person unless (i) the employment of such counsel has been specifically authorized in writing by the Company or (ii) the named parties to any such action (including any impleaded parties) include both the Underwriter or such controlling person and the Company and the Underwriter or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available so the Company (it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to one firm for local counsel) for the Underwriter and all such controlling persons, which firm shall be designated in writing by you and expenses shall be reimbursed as they are incurred). In the case of any such separate firm for the Underwriter and such controlled persons of the Underwriter, such firm shall be designated in writing by you. The Company shall not be liable for indemnification (or contribution as provided below) with respect to the settlement of any such action effected without its written consent, but if settled with the written consent of the Company or if there be a final judgment for the plaintiff in any such action, the Company agrees to indemnify and hold harmless the Underwriter and any such controlling person from and against any loss or liability by reason of such settlement or judgment (or to make contribution as provided below).

        The Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person controlling the Company to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with reference to information relating to the Underwriter furnished in writing by the Underwriter expressly for use in the Registration Statement, the Prospectus or any preliminary prospectus. In case any action shall be brought against the Company, any of its directors or any such officer or controlling person based on the Registration Statement, the Prospectus or any preliminary prospectus and in respect of which indemnity may be sought against the Underwriter, the Underwriter shall have the rights and duties given to the Company, and the Company, its directors or any such officer or controlling person shall have the rights and duties given to the Underwriter, by the preceding paragraph of this Article VI.

        If the indemnification provided for in the third paragraph of this Article VI is unavailable to the Underwriter or other indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then the Company, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and of the Underwriter shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties= relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        If the indemnification provided for in this Article VI is sought solely by the Company under the fifth paragraph hereof and there is no claim for indemnification by the Underwriter or any person controlling the Underwriter arising out of the same misstatement or omission and if such indemnification is unavailable to the Company in respect of any losses, claims, damages or liabilities referred to in such fourth paragraph, then the Underwriter, in lieu of indemnifying the Company, shall contribute to the amount paid or payable by the Company as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Article VI were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the two immediately preceding paragraphs. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in such paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VI, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        The indemnity and contribution agreements contained in this Article VI and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriter or any person controlling the Underwriter or by or on behalf of the Company, its directors or officers or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

VII.

        The Company agrees to pay all expenses incident to the performance of its obligations under the Agreement, including the costs and expenses relating to (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each preliminary prospectus, the Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each preliminary prospectus, the Prospectus, and all amendments or supplements to any if them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) any registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriter relating to such registration and qualification); (vi) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriter relating to such filings); and (vii) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company. It is understood, however, that except as provided in this paragraph, the Underwriter shall pay all of its own costs and expenses, including the fees and expenses of its counsel, and transfer taxes and any advertising expenses incurred in connection with any offers it may make.

VIII.

        The Underwriter may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has occurred any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective material adverse change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (ii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iii) if a banking moratorium has been declared by either Federal or New York authorities.

IX.

        This Agreement shall become effective upon the execution and delivery by the parties hereto.

        If this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriter for all out-of-pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder.

        This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

        This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,
CINERGY CORP.
By:	/s/ WENDY L. AUMILLER
Name:	Wendy L. Aumiller
Title:	Treasurer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

By:	MERRILL LYNCH & CO. Merrill Lynch, Pierce, Fenner & Smith Incorporated
By:	/s/ BRANT MELESKI
Name:	Brant Meleski
Title:	Vice President

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  EXHIBIT 1.1